Exhibit 10.131

PROMISSORY NOTE

$

December 31, 2001

          FOR VALUE RECEIVED, the undersigned, Alterra Healthcare Corporation , a Delaware Corporation (" Borrower "), hereby promises and agrees to pay to the order of Manor Care, Inc., a Delaware corporation (hereinafter referred to as "Lender," which term shall mean the holder at any particular time of this Note), the original principal sum of _________ Dollars ($__________), or so much thereof as may be outstanding from time to time, together with interest as hereinafter provided. This Note is one of several Promissory Notes (collectively, the "Senior Notes") dated the date hereof and originally issued by Borrower pursuant to Section 4 of that certain Settlement Agreement and Mutual Release dated as of December 31, 2001, between Borrower, Manor Care, Inc., and certain of their respective affiliates.

         From the date hereof until this Note is paid in full, all principal and all accrued and unpaid interest hereunder, compounded semi-annually as of each July 1 and January 1, shall bear interest at the rate of nine percent (9.0%) per annum (the "Interest Rate"), except that upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), such amounts shall bear interest at the rate of eleven percent (11.0%) per annum, compounded semi-annually as of each July 1 and January 1 (the "Default Rate").

          Subject to any earlier acceleration of this Note, interest accrued during the first year after the date hereof ("First Year Accrued Interest") shall not be payable until the Maturity Date. Commencing on the date which is eighteen (18) months after the date hereof, and thereafter on each June 30, and December 31, until the Maturity Date, Borrower shall pay to Lender all accrued but unpaid interest hereunder (other than the First Year Accrued Interest). On December 31, 2006 (the "Maturity Date"), Borrower shall pay to Lender all principal and accrued and unpaid interest hereunder (including the First Year Accrued Interest).

          Interest shall be computed based on the premise that a year contains twelve (12) thirty (30) day months and 360 days. Interest for a partial month shall be charged on the actual number of days elapsed.

          The principal and interest on this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Any payment by other than immediately available funds, which Lender, at its option, elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to Lender for its use.

          All payments hereunder shall be payable to the order of original Lender in accordance with the Wiring Instructions on Exhibit A attached hereto and incorporated herein, or at such place, in such manner, and to such person as shall be designated in writing from time to time by Lender or, with respect to any subsequent holder of this Note, at such place as is designated in the instrument of assignment of this Note to such holder or as otherwise designated by such holder in writing to this Borrower. All payments shall be applied first to expenses and fees, then to interest and then to principal.

          This Note may be prepaid in whole or in part at any time without penalty upon no less than five (5) days prior written notice. Partial prepayments shall be applied to principal and shall not postpone the due date of any subsequent payments unless Lender shall otherwise agree in writing.

          If any payment of principal and/or interest is not paid within five (5) days after its due date, Borrower agrees to pay to Lender as a late charge, and in addition to the amount of such payment, a sum equal to five percent (5%) of the amount of such delinquent payment.

          Borrower promises to pay all costs incurred by Lender in connection with the enforcement of any provision of this Note or any amendment, waiver, modification or supplement hereto, or in the protection of, realization upon, or collection of this Note, or for the enforcement of any guaranty hereof, regardless of whether suit is filed hereon. Such costs shall include, but not be limited to, the reasonable fees and expenses of its outside counsel and, in the case of salaried counsel employed by the Lender, the cost (as reasonably determined by the Lender) of the services of such counsel calculated on an hourly basis.

          In no event shall the amount of interest due or payable hereunder exceed the maximum amount of interest allowed by applicable law or otherwise violate applicable law, and in the event any payment is made which exceeds such maximum lawful amount, then the amount of such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower shall not pay and Lender shall not receive, directly or indirectly, interest in excess of what may lawfully be paid by Borrower under applicable law.

          Borrower hereby represents and warrants that the execution and delivery of this Note does not violate any of the terms and provisions of the organizational documents of Borrower, or of any agreement, judgment, decree, or other instrument to which Borrower is a party, by which Borrower is bound, or which binds any of Borrower's assets.

          This Note shall be unsecured, but Lender's priority under this Note shall be not less than pari passu with the priority of any other unsecured creditor of Borrower, including, without limitation, any holder of partially secured debt of Borrower as to the portion of such debt which is unsecured (i.e., said portion thereof as would remain unpaid after the security therefor has been fully applied and exhausted (such as a deficiency judgment)).

          Any of the following shall constitute an "Event of Default" hereunder: (a) Borrower's failure to pay any amount due as herein agreed within five (5) days after its due date; (b) the dissolution or termination of existence of Borrower; (c) if any representation and warranty of Borrower contained herein shall have been untrue when made; (d) the occurence of any of the following events: (i) Borrower makes a general assignment or general arrangement for the benefit of creditors, (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Borrower, (iii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Borrower and is not dismissed within 90 days, (iv) a trustee or receiver is appointed to take possession of substantially all of Borrower's assets and possession is not restored to Borrower within 60 days, or (v) substantially all of Borrower's assets are subjected to attachment, execution or other judicial seizure which is not discharged within 60 days; or (e) default by Borrower in payment of amounts due Lender under any other notes held by Lender and originally issued by Borrower pursuant to or in connection with that certain Settlement Agreement, Mutual Release and Assignment dated as of December 31, 2001, between Borrower, Manor Care, Inc., Health Care and Retirement Corporation of America, HCR/Alterra Development, LLC, Margolick Financial Group LP, certain Delaware limited partnerships and limited partners thereof. Upon the occurrence of any Event of Default, the entire unpaid balance of this Note or any extension or renewal thereof shall, at the option of the Lender, become immediately due and payable without notice or demand.

          Upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all indebtedness at any time owing by the Lender or any direct or indirect subsidiary of the Lender to or for the credit of the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or otherwise irrespective of whether the Lender shall have made any demand under this Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided , that, the failure to give such notice shall not affect the validity of such set-off and application. Although the Lender may in its discretion take any act to confirm, indicate, or otherwise evidence a set-off, such act shall not be deemed to be necessary for an effective set-off. The rights of the Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off), which the Lender may have.

          Except as otherwise expressly set forth herein, the Borrower and all endorsers, guarantors, and sureties of this Note (collectively the "Obligors") severally (a) waive all applicable exemption rights, whether under the laws of Delaware or otherwise, and also waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of acceleration, and diligence in collecting this Note, (b) agree to the release of any party primarily or secondarily liable hereon and agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any party, to first institute suit against any other Obligor, and (c) consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto. THE PLEADING OF ANY STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMAND AGAINST THE BORROWER OR THE OBLIGORS IS HEREBY EXPRESSLY WAIVED. Any acknowledgment, waiver, new promise, payment of principal or interest or otherwise by any Obligor, with respect to the Obligations hereunder, shall be deemed to be made as agent of each other Obligor for the purposes hereof, and shall, if the statute of limitations in favor of any Obligor against the Lender shall have commenced to run, toll the running of such statute of limitations, and if such statute of limitations shall have expired, prevent the operation of such statute.

          This Note is deemed to be a contract under the laws of Delaware (except for the conflict of law provisions thereof) and shall be governed by, and construed in accordance with, the laws of such jurisdiction. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. If any action arising out of this Note is commenced in state or Federal court located in Delaware, each Party signatory hereto hereby consents to the jurisdiction of any such court in any such action and to the laying of venue in Delaware. Any process in such action shall be duly served if mailed by registered mail, postage prepaid, to the Borrower at its address given herein or its last known business address, or if otherwise served in accordance with law. Any other notice or demand hereunder may be made by hand delivery or certified or registered mail, return receipt requested, to such address, with the same effect as if delivered in person.

[Signature(s) on next page.]

         IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, intending that this Note shall constitute an instrument under seal, has caused these presents to be executed, delivered, and sealed on the day and year first above written.

WITNESS:	BORROWER:
/s/ Kristin A. Ferge	Alterra Healthcare Corporation , a Delaware Corporation By: /s/ Mark W. Ohlendorf Name: Mark W. Ohlendorf Title: Sr. Vice President

ALLONGE

          To PROMISSORY NOTE of Alterra Healthcare Corporation, a Delaware corporation, dated December 31, 2001, issued under that certain Settlement Agreement and Mutual Release, dated as of December 31, 2001, between Alterra Healthcare Corporation, a Delaware corporation, Manor Care, Inc., a Delaware corporation, and certain of their respective affiliates, from Manor Care, Inc.

          PAY TO THE ORDER OF _________________________________, c/o The Margolick Financial Group, 32255 Northwestern Hwy., Suite 290, Farmington Hills MI 48334, without representation, warranty or recourse.

MANOR CARE, INC.

By: /s/ R. Jeffrey Bixler
Name: R. Jeffrey Bixler
Title: Vice President

SCHEDULE OF NOTEHOLDERS

NOTEHOLDER	AMOUNT
Arbor Investments Property Trust	524,915.98
Alice Berlin Revocable Trust	174,971.99
Ann Berman-Feld	44,219.01
Jonathon S. Berman	65,810.54
Madeleine H. Berman Property Trust	42,287.36
Mandell L. Berman L. Property Trust	59,784.56
Jerome S. Bookstein Trust	43,743.00
Miles E. Brasch	87,486.00
Harold Brode Revocable Trust	143,225.00
Mark Brode	34,994.40
Seymour Brode Trust	87,486.00
Harry Burnett and Sallie Charles	34,994.40
Delray Investors, LLC	34,994.40
Dorrell Group, LLC	244,960.79
Irwin and Judith Elson JTWROS	174,971.99
GFC Profit Sharing Plan & Trust	87,486.00
Herbert N. Glass Trust	17,497.20
Ed Goldberg Family Trust	384,938.39
Louis Gordon Trust	87,486.00
Stephen Grand Property Trust	87,486.00
Gregory R. and Susan G. Greenfield	34,994.40
Michael Gutt	34,994.40
David Guz Trust	34,994.40
David Handleman	43,743.00
Paul Harris	52,652.66
Stuart Harris	52,113.51
Robert Herdoiza	87,486.00
Mark Hutton Trust	89,704.62
Stephen B. Hutton	17,497.20
Simon S. Indianer Trust	34,994.40
Wayne Jones	87,486.00
Gerald Katz	69,988.80
Klein Properties	52,491.60
Harley Kripke	174,971.99
Howard J. Leshman Revocable Trust	34,994.40
H. Barry Levine Trust	85,673.44
Michael Maddin Revocable Living Trust	87,486.00
New Wellington Investors, LLC	87,486.00
Arthur S. Nusbaum Revocable Trust	34,994.40
Irving Nusbaum Trust	104,983.20
Robert S. Nusbaum Trust	34,994.40
Ronald S. Plaine Trust	15,999.59
Jack Jay Pomeroy Revocable Trust	34,994.40
Keith Pomeroy Revocable Trust	192,469.19
Emanuel Ravet Revocable Trust	87,486.00
Jay Richman Revocable Living Trust	34,994.40
Pamela Rider	34,994.40
Joseph C. and Susan A. Roebuck	104,983.20
Marvin Rubin Trust	31,173.05
Sandra Rubin Trust	31,173.05
Brenda Saperstein	12,380.90
Merton and Beverly Segal JTWROS	69,988.80
Joel H. Shapiro	198,936.03
Robert S. Sher Trust	43,743.00
Irving S. Stahl Revocable Living Trust	34,994.40
Daniel Stewart Trust	87,486.00
Richard P. Sutkin Trust	17,497.20
Terry and Darlene Taylor	34,994.40
Alexander Topelson	26,245.80
Jorge F. Topelson	26,245.80
Robert Vidal Trust	59,259.39
Eliot M. and Ilene Wolf	17,497.20